UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2011 (February 25, 2011)

ATLAS THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 S. El Camino Real, 8th Floor San Mateo, CA 94402
(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 291-1847

11759 Crystal Avenue Chino, CA 91710
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements herein which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and our management’s interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events.  Such forward-looking statements include statements regarding, among other things:

●	our ability to gain acceptance of our products;

●	our anticipated future sales and profitability;

●	our future financing plans;

●	our anticipated needs for working capital;

●	our growth strategies, including future product offerings;

●	the anticipated trends in our industry;

●	acquisitions of other companies or assets that we might undertake in the future; and

●	competition existing today or that will likely arise in the future.

    Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact occur.

Potential purchasers of our common stock or other securities should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by the Registrant and certain related events and actions taken by the Registrant.

This Current Report on Form 8-K includes the following items:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

Item 1.01  Entry into a Material Definitive Agreement

On February 25, 2011, Atlas Therapeutics Corporation (the “Registrant”), Atlas Acquisition Corp., a wholly-owned subsidiary of the Registrant (“Atlas Sub”), and Peak Wellness, Inc. (“Peak”), entered into an Intellectual Property Purchase Agreement (the “Purchase Agreement”), pursuant to which Atlas Sub purchased certain intellectual property assets from Peak (the “Acquisition”).

In connection with the Purchase Agreement, we issued a secured promissory note to Peak (the “Promissory Note”) in the amount of $700,000 with interest accruing at an interest rate of 3% per annum.  The Promissory Note is payable in two installments as follows: $350,000 plus accrued interest is due within 180 days after the closing date of the Agreement and $350,000 plus accrued interest is due on the first anniversary of the closing date of the Agreement.

In connection with the Purchase Agreement and the Promissory Note, we entered into a security agreement with Peak to secure payments due under the Promissory Note (the “Security Agreement”). Pursuant to the Security Agreement, we granted Peak a continuing security interest in the assets purchased from Peak. The Security Agreement also secures all of our obligations to Peak, whether related or unrelated to the Promissory Note. Upon an event of default of the Security Agreement, Peak will have all the rights of a secured party under the Uniform Commercial Code.

Reference is made to Item 2.01 for a description of the Purchase Agreement, the Promissory Note, the Security Agreement and the related transactions.  The descriptions of the agreements are qualified in its entirety by reference to the complete text of the agreements, which are attached hereto as exhibits and incorporated by reference herein. You are urged to read the entire agreements and the other exhibits attached hereto.

All references to “us,” “we,” “our,” “the Company” and “the Registrant” refer to Atlas Therapeutics Corporation and its wholly-owned subsidiary following the consummation of the Acquisition.

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to the Purchase Agreement, we acquired from Peak all intellectual property pertaining to MYO-T12, a natural-myostatin inhibitor, including the formula and process for making MYO-T12, certain trademarks, trade secrets, patent applications and certain domain names.  The purchase price for the assets was $1,150,000, of which $450,000 was paid in cash and $700,000 via the issuance of the Promissory Note.  The source of the funds for the purchase price was a private placement (discussed below in Item 3.02 of this Current Report) we conducted in connection with the Acquisition. The Promissory Note is payable in two installments as follows: $350,000 plus accrued interest due within 180 days after the closing date and $350,000 plus accrued interest due on the first anniversary of the closing date. Peak was granted a security interest in the acquired assets as security for the payment of the Promissory Note pursuant to the Security Agreement. In addition to the foregoing, we issued Peak 7,024,000 shares of our common stock as additional consideration under the Purchase Agreement.

The closing of the Acquisition occurred on February 25, 2011 (the “Closing Date”). In connection with the Purchase Agreement, Dr. Carlon Colker, the principal of Peak, entered into an employment agreement to serve as our Chief Medical Officer and Executive Vice President.  For a description of Dr. Colker’s employment agreement, see “Item 6. Executive Compensation – Employment Agreements” below.

This transaction may be deemed to have resulted in a change in control of the Registrant.  Upon the closing of the Acquisition, Georgette Mathers resigned as our Chief Executive Officer and Chief Financial Officer, and J.B. Bernstein was appointed to the Board of Directors of the Registrant.  In addition, Mr. Bernstein was appointed our Chief Executive Officer, President, Secretary and Treasurer and Dr. Colker was appointed our Chief Medical Officer and Executive Vice President.

The appointments of the new officers of the Registrant and the resignation of Ms. Mathers as an officer of the Registrant were effective on the Closing Date. The appointment of the new director will be effective upon the expiration of the 10-day period beginning on the date of the filing and mailing of an Information Statement with the Securities Exchange Commission (the “SEC”) pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). At such time, Ms. Mathers shall resign as a director of the Registrant. In connection with the Acquisition, Ms. Mathers transferred all of her shares of common stock to various individuals, including certain of the persons set forth below on the “Post-Acquisition” table in “Item 4.  Security Ownership of Certain Beneficial Owners and Management.”

The foregoing description of the Purchase Agreement and the transactions contemplated thereby are subject to the more detailed provisions set forth in the agreement, which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.  All references to the Purchase Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

FORM 10 INFORMATION

Information in response to this item 2.01 below is keyed to the item number of Form 10.

Part I

Item 1.  Description of Business.

Overview

Atlas Therapeutics Corporation (“us,” “we,” “our,” “the Company” and “the Registrant”) was incorporated in the State of Nevada on April 11, 2007. Its principal offices are in San Mateo, California. The Registrant was a development stage company with the principal business objective of becoming a premier franchisor of retail shipping, postal, courier and business service centers by providing a wide range of convenient, value-added business services to consumers, mobile and traveling professionals and the small office/home office market. The Registrant entered into the Intellectual Property Purchase Agreement (“Purchase Agreement”) in February 2011 pursuant to which it purchased certain intellectual property from Peak Wellness, Inc., an integrative medical healthcare  provider focused on private, personal medical and healthcare coupled with nutrition, diet, and weight loss counseling, sports rehabilitation, physical therapy, and exercise physiology.  As a result of the Purchase Agreement, the Registrant entered into a new business, a summary of which is described below.

General

We are a corporation focused on the formulation, acquisition and distribution of nutritional, nutraceutical, physical performance enhancement and wellness products.  Led by our new Chief Executive Officer, J.B. Bernstein, and our new Chief Medical Officer, Dr. Carlon Colker, our management team has the experience in the formulation and development of such products as well as the marketing expertise required to bring these products to market. With the Acquisition, we have acquired our first proprietary formulation—MYO-T12, and plan to formulate or acquire additional products in the future.

MYO-T12 has been developed to take advantage of the following market place characteristics:

●	High incidence and high growth of targeted lifestyle objectives;

●	Identifiable market segments and known consumer purchasing patterns for targeted market segment;

●	Low-cost manufacturing and distribution; and

●	Branded consumer product preferences.

We believe that the combination of the above marketplace characteristics, combined with our management’s experience and current and future products will enable our business model to be successful.

Market Overview

The total U.S. retail market for nutritional supplements is highly fragmented and is rapidly growing. We believe that the rapid growth in this market segment is due to a number of factors, including (i) increased interest in healthier lifestyles, (ii) publication of research findings supporting the positive health effects of certain nutritional supplementation products and (iii) the aging of the “baby boom” generation combined with the tendency of consumers to purchase an increasing number of nutritional maximization and wellness products as they age.  We believe we are well-positioned to capitalize on the growth of the nutritional and wellness markets.

Our Current Product—MYO-T12

In connection with the Acquisition, we obtained all rights, trademarks and know-how to a nutrition and physician maximization product known as MYO-T12.  MYO-T12 has been shown in a clinical study to influence human body production of a genetic protein called myostatin. MYO-T12 is manufactured to optimize biological activity. MYO-T12 is manufactured to optimize biological activity and has demonstrated its potential in redefining existing standards of physical enhancement. Myostatin is a substance identified in recent years as being the most overwhelming force inhibiting muscle growth and recovery. Myostatin is a protein produced by nearly every vertebrate animal including humans. Early science recognized that there were rare animals and people that naturally lacked the gene needed to produce myostatin, and were incredibly healthy while being well-muscled and immensely strong. But for the rest of the human race of myostatin producers, gaining muscles is a comparative struggle. To even slightly overcome a person’s myostatin levels, a person needs to weight train with incredible intensity and frequency. Even then, results are often disappointing and often lead people to use and abuse illegal performance-enhancing drugs including testosterone and growth hormone.

In 2005, Carlon M. Colker, M.D., FACN, our Chief Medical Officer, discovered that a natural substance known to inhibit myostatin is found in significant levels in standard store-bought fertilized chicken eggs (Journal of the American College of Nutrition, Volume 25, No. 5; Abstract 65; October 2006).  These eggs, which are in the food supply, are 100% natural and are eaten regularly across the United States. The key to myostatin inhibition is the production of biologically active substances by approximately 20,000 cells in the blastodisc of the fertile egg, barely visible to the naked eye. These cells produce myostatin inhibition.  When magnified by a proprietary de-bulking and high-grade handling process, a concentrated biologically active powder is made. This powder is the main ingredient in MYO-T12.

We believe that the underlying proprietary formulation technology of MYO-T12 will provide us with a compelling product in the competitive marketplace. We believe MYO-T12 is the only supplement of its kind:

●	backed by more than a decade of evolutionary bench work and published scientific research;
●	shown in study subjects to produce high-grade short-term suppression of myostatin in 100% of the human test study subjects; and
●	shown to reduce blood levels of myostatin among study subjects by an average of 46% in only 12-18 hours after first use.

MYO-T12 is not on any known banned substance list for the major sports organizations and fully excluded from any restrictions of the World Anti-Doping Agency or the International Olympic Committee.

Strategy

Our strategy is to become a leader in supplying quality branded products via an online platform while generating growth and profitability.  We have chosen to focus specifically on the formulation and distribution of nutrition/physical maximization and wellness products.  As such, we seek to gain market share in the rapidly growing marketplace by (i) distributing  our  core branded product--MYO-T12, (ii) formulating, and developing new and complementary product lines, (iii) expanding our marketing efforts through highly targeted and carefully researched/customized nationwide multimedia marketing campaigns, and (iv) making strategic product acquisitions.  In addition to the foregoing, recognizing the fragmented nature of the nutritional and wellness industry, we hope to capitalize on the significant opportunities for growth through strategic acquisitions.  We will seek acquisitions that serve to expand our brand name, broaden our product offerings or facilitate entry into complementary distribution channels.

Marketing, Sales and Distribution

    We believe e-commerce is a sustainable and permanent business model that can enable us to penetrate our market.  We believe brand-focused web retailers that can provide quality products and outstanding customer service are becoming the preferred forum for purchasing by many consumers.  While traditional retailers are often plagued by excessive overhead and local marketing, e-commerce companies do not face these daunting challenges.  Multi-faceted targeted marketing campaigns can be created simultaneously, which would allow us to reach various market segments with relative ease and with little expense.  We will target customers who are looking for proactive, non-invasive, and non-pharmaceutical ways to stay healthy by providing MYO-T12 and other future products via an online platform.

    We are focused on a direct to end-user e-commerce based sales model.  We believe this model will give us an advantage over our competitors both by collecting the full retail price for our current and future products as well as eliminating the servicing costs associated with traditional retail ventures. Our long-range goal is not only to penetrate the fitness and nutritional maximization supplement marketplace but also to create an icon brand.  Initially, assuming we have sufficient funds, we will (i) engage in web-based marketing to generate product awareness in the traditional print advertising in sector specific publications, (ii) use television and radio promotions and (iii) benefit from celebrity ambassadors for each target market segment.

    Our objective is to utilize management’s marketing and sales abilities and resources to generate revenue and establish a market presence in key product categories that can be expanded as we grow.  We will focus on seamless order processing, simplified consumer purchase decisions and providing clean and standardized marketing data, which will enable us to remain relevant to our customers’ evolving needs.

Research and Development

Our research and development efforts with respect to the formulation of MYO-T12 are substantially complete.  Much of our basic scientific work with respect thereto was performed by Dr. Colker, our Chief Medical Officer, prior to the Acquisition. We intend to focus our research and development activities on creating additional nutritional maximization and wellness products.

Manufacturing; Raw Materials and Suppliers

Rather than seeking to acquire or build a manufacturing facility, we will initially leverage management’s existing relationships to outsource manufacturing of MYO-T12 to trusted third party manufacturers.  We believe this arrangement will provide us with an advantage in our margins and improve our return on assets.

We expect that all of the raw materials for our current product will be sourced by the manufacturer from third-party suppliers. Neither we nor our manufacturer has significant long-term supply contracts with the suppliers.  Any shortages in our raw materials could result in materially higher raw material prices and adversely affect our ability to outsource the manufacture of our product.

Competition

The market for nutritional maximization and wellness products is highly competitive.  Competition is based primarily on price, quality, customer service, marketing and product effectiveness.  Our competition includes numerous nutritional supplement companies that are highly fragmented in terms of geographic market coverage, distribution channels and product categories.  In addition, large pharmaceutical companies and packaged food and beverage companies compete with us in the nutritional supplement market.  These companies and certain nutritional supplement companies have broader product lines and/or larger sales volumes than us and have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities.  Other companies are able to compete more effectively due to a greater extent of vertical integration.  Private label products of our competitors, which in recent years have significantly increased in certain nutrition categories, compete directly with our products.  In several product categories, private label items are the market share leaders.  Increased competition from such companies, including private label pressures, could have a material adverse effect on our results of operations and financial condition.  Many companies within our industry are privately-held and therefore, we are unable to assess the size of all of our competitors or where we rank in comparison to such privately-held competitors with respect to sales.

Governmental Regulation

The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to the laws and regulations of various federal governmental agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the U.S. Department of Agriculture, the U.S. Consumer Products Safety Commission, the Environmental Protection Agency and the Postal Service, and also various agencies of the states, localities and countries in which we operate and sell our products.

            The FDA regulates foods and dietary supplements through the Food, Drug and Cosmetic Act (“FDCA”) and amendments thereto, including the Dietary Supplement Health and Education Act of 1994, as amended (“DSHEA”), which is intended to promote access to safe, quality dietary supplements and information about dietary supplements.  DSHEA establishes a statutory class of dietary supplements, including vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients.  Generally, under DSHEA, dietary ingredients on the market before October 15, 1994 may be used without further notification to the FDA.  However, dietary ingredients not marketed prior to October 15, 1994 may be “new dietary ingredients” under DSHEA and may require a submission to the FDA at least 75 days prior to marketing such ingredients evidencing a history of use or other evidence of safety to establish that the ingredient will reasonably be expected to be safe.  We cannot assure you that the FDA will accept the evidence of safety for any new products that we may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.  In addition, increased FDA enforcement could lead the FDA to challenge dietary ingredients already on the market as “illegal” under the FDCA because of the failure to file a new dietary ingredient notification.  The FDA can also stop a company from selling a dietary supplement that is toxic or unsanitary and can take action against any products that pose a significant or unreasonable risk of illness or injury.

DSHEA permits statements of “nutritional support” for dietary supplements that may describe how particular dietary ingredients affect the structure, function or general well-being of the body or describe the mechanism of action by which dietary ingredients affect the foregoing.  These statements of nutritional support, or “structure/function claims,” may not make a health claim or disease claim, meaning that a statement may not claim to diagnose, treat, prevent, cure or mitigate an illness or disease unless the claim was authorized by the FDA.  A structure/function claim in advertising or on a product label must have substantiation that the claim is truthful and not misleading, and have a disclaimer that the statement has not been evaluated by the FDA and that the product is not intended to diagnose, treat, cure or prevent any disease.  We cannot assure you that a regulatory agency, court or other third party will not deem one or more of our product claims or labels to be impermissible and take adverse action against us.

    In addition, DSHEA provides that certain “third-party literature,” such as a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to the same regulation as labeling.  Such literature must not be false or misleading, the literature may not “promote” a particular manufacturer or brand of dietary supplement and must present a balanced view of the available scientific information on the subject matter.  We cannot assure you that all third-party literature that we would like to disseminate in connection with our products will satisfy each of these requirements, and failure to satisfy all requirements could prevent use of the literature or subject us to adverse actions by regulatory agencies or other third parties.

In June 2007, the FDA published final Good Manufacturing Practices (“GMPs”) specifically for the dietary supplement industry.  The effective compliance date for companies like ours with fewer than 500 employees was June 22, 2009.  These GMPs are more detailed than the GMPs previously applicable to us and result in increased expenses, changes to our processes or products and/or implementation of additional recordkeeping and administrative procedures.  Among other things, these GMPs: (i) require identity testing on all incoming dietary ingredients, (ii) call for a “scientifically valid system” for ensuring finished products meet all specifications, (iii) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures, and (iv) require extensive recordkeeping.  We do not currently expect the incremental cost of ongoing compliance efforts to be material.

While we believe we are currently in compliance with the GMPs, there can be no assurance that our operations or those of our suppliers will be in compliance in all respects at all times.  Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

In December 2006, Congress passed legislation requiring companies that manufacture or distribute over-the-counter (“OTC”) products or dietary supplements to report serious adverse events allegedly associated with their products to the FDA and institute recordkeeping procedures for all alleged adverse events (serious and non-serious).  The legislation requires manufacturers and distributors of OTC products or dietary supplements to report to the FDA any serious adverse event reports received, even if the party making the report provides no medical or other information to the manufacturer or distributor.  There is a risk that consumers, the press or government regulators could misinterpret adverse event reports as evidence of causation by the ingredient or product complained of, which could lead to consumer confusion, damage to our reputation, additional regulations, banned or recalled ingredients or products, increased insurance costs and a potential increase in product liability litigation, among other things.  Any of the foregoing could have a material adverse effect on our results of operations and financial condition.

The FTC exercises jurisdiction over the advertising of nutritional and dietary supplements under the Federal Trade Commission Act.  The FTC can challenge and stop advertising that is not adequately substantiated. In November 1998, the FTC published an advertising guideline for the dietary supplement industry entitled “Dietary Supplements: An Advertising Guide for Industry.”  These guidelines reiterate many of the policies regarding dietary supplements the FTC has periodically announced over the years, particularly with respect to the substantiation of claims made in advertising of dietary supplement products.  In the past several years, the FTC has instituted several enforcement actions against dietary supplement companies alleging false and misleading advertising of certain products.  These enforcement actions have resulted in consent decrees and/or the payment of fines by certain of the companies involved.

The National Advertising Division (“NAD”) of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims.  The NAD also has its own advertising monitoring program, and initiates its own challenges to advertising that it has reviewed.  The NAD has no enforcement authority of its own, but may refer matters that the NAD views as violating FTC rules, regulations or guidance to the FTC for further action.   We cannot assure you that in the future the NAD will not deem one or more of our advertising claims to be impermissible.

Federal agencies, primarily the FDA and FTC, have a variety of procedures and enforcement remedies available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring reformulation of products, requiring corrective labeling or advertising, requiring consumer redress (for example, requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizures, and imposing civil penalties or commencing criminal prosecution.  In addition, certain state agencies have similar authority.  These federal and state agencies have in the past used these remedies in regulating participants in the dietary supplement industry. In addition, the FDA has been able to generate a significant amount of media coverage when concerned about an ingredient or product.  When the media covers such a story, the reputation of a company, product or ingredient may be seriously damaged, even if the information provided is incomplete or incorrect.

    Our future international activities are subject to regulation in each country in which we sell or distribute our products.  In markets outside the United States, before commencing operations or marketing our products, we may be required to obtain approvals, licenses or certifications from a country’s ministry of health or comparable agency.  Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients.  We must also comply with product labeling and packaging regulations that vary from country to country.  Furthermore, the regulations of these countries may conflict with those in the United States and with each other, sometimes causing higher costs and expenses, product reformulations, and delay.  In countries in which we do not have direct relationships with retailers, independent distributors generally have responsibility for compliance with applicable foreign laws and regulations.  These distributors are independent contractors over whom we have limited control.

As a result of our efforts to comply with applicable statutes and regulations, from time to time we may have to reformulate, eliminate or relabel certain of our products and revised certain aspects of our sales, marketing and advertising programs, which could have a material adverse effect on our results of operations and financial condition.

We may be subject to additional laws or regulations by the FDA or other federal, state, county, local or foreign regulatory authorities, the repeal of laws or regulations which we consider favorable, such as DSHEA, or more stringent interpretations of current laws or regulations, from time to time in the future.  There has recently been several new laws proposed at the federal level that would be unfavorable to our industry and our company, if enacted as proposed.  We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations, legal proceedings or administrative orders, when and if promulgated or initiated, would have on our business in the future.  Such changes could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, additional recordkeeping requirements, expanded documentation of the properties of certain products, new or different labeling, additional scientific substantiation, additional personnel, or new or additional processes, procedures or requirements.  Any or all of such changes or requirements and the related costs to comply with such changes or requirements could have a material adverse affect on our results of operations and financial condition.

Employees

As of the date of this Current Report, we had 2 employees comprised of our Chief Executive Officer and our Chief Medical Officer. While our Chief Executive Offer will be a full-time employee, he will devote a small portion of his time to his other businesses. Our Chief Medical Officer will be a part-time employee.  None of these employees is covered by a collective bargaining agreement and our management considers relations with employees to be good.

Facilities

Our headquarters are located at 520 S. El Camino Real, 8th Floor, San Mateo, CA 94402. Our headquarters are located in the current office space of our Chief Executive Officer, who is providing the office space to us free of charge. We intend to search for additional office space for our operations.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Item 1A.  Risk Factors.

Our business, operations and financial condition are subject to various risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock.  If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock. Additional risks and uncertainties not presently known to management, or which management believes are immaterial, may also impair our operations.

RISKS RELATING TO THE COMPANY

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We are a development stage company and have a limited operating history. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our product in the United States.  We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	Offer products to attract customers;

●	Increase awareness of our brand and develop customer loyalty;

●	Respond to competitive market conditions;

●	Respond to changes in our regulatory environment;

●	Manage risks associated with intellectual property rights;

●	Maintain effective control of our costs and expenses; and

●	Attract, retain and motivate qualified personnel.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

MYO-T12 is our sole product and we are highly dependent on the successful marketing and sales of MYO-T12. There is no assurance that we will be able to develop any additional products.

MYO-T12 is our only product.  We may fail to successfully market and promote MTO-T12.  Successfully marketing and promoting products such as MTO-T12 is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things.  Any factors that adversely impact the marketing and sales of MYO-T12 including, but not limited to, competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will likely have a negative impact on our cash flow and operating results.  The commercial success of our product also depends upon:

●	the quality and acceptance of other competing brands and products;
●	creating effective distribution channels and brand awareness;
●	critical reviews;
●	the availability of alternatives;
●	general economic conditions; and
●	other tangible and intangible factors.

Each of these factors is subject to change and cannot be predicted with certainty. We cannot assure you that we will be successful in developing or marketing any potential enhancements to MYO-T12 or any other products.  Our inability to successfully market our current products and/or successfully develop and market additional products, or any enhancements to our products which we may develop, would have a material adverse effect on the our business and results of operations.

Our independent registered public accounting firm has issued a “going concern” opinion.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements by issuing additional equity. No assurance can be given that additional capital will be available when required or on terms acceptable to us. We also cannot give assurance that we will achieve sufficient revenues in the future to achieve profitability and cash flow positive operations. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or to generate positive operating results. Our independent registered public accounting firm has indicated that these matters, among others, raise substantial doubt about our ability to continue as a going concern.

We have a history of losses and cash flow deficits, and we expect to continue to operate at a loss and to have negative cash flow for the foreseeable future, which could cause the price of our stock to decline.

We have incurred net losses since our inception. At September 30, 2010, we had cumulative net losses of approximately $133,000.  We also had negative cash flow from start-up activities.  As such, there is substantial doubt about our ability to continue as a going concern.  Historically, we have funded our operations from internally generated funds and the proceeds from the sale of equity securities.  Our growth strategy is to implement our strategic business plan, which is likely to result in additional losses and negative cash flow for the foreseeable future. We cannot give assurances that we will ever become profitable.

We will likely need to raise additional funds in the future to grow our business, which funds may not be available on acceptable terms or at all. If we are unable to raise funds as needed, we may not be able to maintain or expand our business.

We expect that the net proceeds from the private placement we conducted in connection with the Acquisition (the “Private Placement”), together with cash generated from operations, will be sufficient to fund our projected operations for at least the next six months.  It is likely that in the future we will require substantial funds to fund operating expenses, to develop manufacturing, marketing and sales capabilities and to cover public company costs. We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

The extent of our capital needs will depend on numerous factors, including (i) our profitability, (ii) the release of competitive products by our competition, (iii) the level of investment in research and development and (iv) the amount of our capital expenditures.  We cannot assure you that we will be able to obtain capital in the future to meet our needs.  If we cannot obtain additional funding, we may be required to limit our marketing efforts and decrease or eliminate capital expenditures.

We cannot be certain that additional capital will be available on favorable terms, if at all. In addition, any available additional financing may not be adequate to meet our goals. Any equity financing would result in dilution to stockholders.

If we are unable to manage our growth, our business may be materially and adversely affected.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues.  In order to maximize potential growth in our current market, we believe that we must fully utilize our marketing operations.  This will require a constant flow of working capital.  Engaging the full capacity of our limited staff may place a significant strain on our management, operations, and accounting and information systems.  We expect that we will need to continue to improve our financial controls, operating procedures and management information system.  The failure to manage our growth could adversely affect our business and operations.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur as well as the inherent risk and uncertainties involved in various stages of development.  However there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

If we lose the services of our key personnel, we may be unable to replace them, and our business, financial condition and results of operations could be adversely affected.

Our success largely depends on the continued skills, experience, efforts and policies of our management and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. In particular, the services of J.B. Bernstein, our Chief Executive Officer, and Carlon Colker, MD, FACN, our Chief Medical Officer, are integral to the creation of our current and future products and the execution of our business strategy. Dr. Colker will continue to maintain a separate medical practice and other activities relating to Peak and will not devote his full-time to our business. In addition, his obligations to his medical practice and his activities at Peak will take precedence over his obligations to our business. Furthermore, Dr. Colker is not subject to any non-competition or non-solicitation restrictions subsequent to the termination of his employment with us.

If one or more of our key employees leaves our employment, we will need to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition for skilled employees is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of the services of key personnel could adversely affect our business, financial condition and results of operations. We cannot assure you that we will continue to retain such personnel.

In addition, we do not presently have a Chief Financial Officer who is familiar with the accounting and reporting requirements of a U.S. publicly-listed company.  No assurances can be given that we will be able to identify or afford the financial requirements of qualified candidates.  The position of Chief Financial Officer of a U.S. publicly-listed company is critical to the operations of such a company, and our failure to fill this position in a timely and effective manner will negatively impact our business.

Our future success will depend on our ability to anticipate and respond in a timely manner to changing consumer demands.

Our future success will depend on the appeal of our current and future products to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change.  If our current and future products do not meet consumer demands, our sales may decline.  In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks.  We may not be able to accurately identify consumer preferences, translate our knowledge into customer accepted products or successfully integrate these products with our existing product platform or operations.  We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins.  Furthermore, product development may divert management’s attention from other business concerns, which could cause sales of our existing product to suffer.  We cannot assure you that newly developed products will contribute favorably to our operating results.

If our current or future products fail to properly perform, our business could suffer due to increased costs and reduced income.  Failure of our current or future products to meet consumer expectations could result in decreased sales, delayed market acceptance of our products, increased accounts receivable and divert our resources to reformulation or alternative products.

Our business is dependent on continually developing or acquiring new and advanced products and processes and our failure to do so may cause us to lose our competitiveness and may cause our profits to decline.

To remain competitive in our industry, we believe it is important to continually develop new and advanced products and processes.  There is no assurance that our competitors’ new products and processes will not render our existing products obsolete or non-competitive.  Our competitiveness in the marketplace relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes.  Our failure to evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the marketplace and may cause our profits to decline.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by our competitors.  Consumer perception of nutritional maximization products and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use.  Adverse publicity from such sources regarding the safety, quality or efficacy of neutraceuticals, in general, and our products in particular, could harm our reputation and results of operations.  The mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury.  Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.  The cost of defending against such claims can be substantially higher than the cost of settlement even when such claims are without merit.  The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

Our insurance coverage may be insufficient to cover our legal claims or other losses that we may incur in the future.

We expect to maintain insurance, including property, general and product liability and other forms of insurance to protect ourselves against potential loss exposures.  In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses.  If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

If side effects associated with our current or future products are indentified, we may be required to withdraw such products from the market, change the labeling of our product and/or be subject to product liability claims.

There is a potential for all ingested products to result in side effects in certain consumers.  Although we are not aware of any adverse effects on the health of consumers, if any such side effects are identified after marketing and sale of the product, the product may be required to be withdrawn from the market or require a change in labeling. If a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contracts with consumers, decreased demand for our products, costly litigation and loss of revenue.

A shortage in the supply of, or a price increase in, raw materials could increase our costs or adversely affect our sales and revenues.

We expect that all of the raw materials will be sourced by our manufacturer from third-party suppliers with whom we do not, and our manufacturer may not, have significant long-term supply contracts.  Any shortages in our raw materials could result in materially higher raw material prices and adversely affect our ability to outsource the manufacture of our product.  Price increases from a supplier will affect our profitability if we are not able to pass price increases on to customers.  The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

Our research and development may be costly and/or untimely, and there are no assurances that our research and development will either be successful or completed within the anticipated timeframe, if ever at all.

The continued research and development of MYO-T12 and its subsequent commercialization is important to our success.  In addition, the development of new products requires significant research, development and testing efforts. We have limited resources to devote to and limited capabilities to conduct the continued development of MYO-T12 and new products. We currently have only one employee who is engaged in research and development. We may enter into agreements with third party vendors to engage in research and development for us.  However, the failure of the third-party research to perform under agreements entered into with us, or our failure to renew important research agreements with a third party, may delay or curtail our research and development efforts. The research and development of new products is costly and time consuming, and there are no assurances that our research and development will either be successful or completed within the anticipated time frame, if at all.  Even if a new product is developed, there is no assurance that it will be commercialized or result in sales.

We may not be able to protect our intellectual property rights upon which our business relies, which could cause our assets to lose value.

Our business depends and will continue to depend on our intellectual property, including our valuable brands, content, services and internally developed technology. We believe our intellectual property rights are important to our continued success and our competitive position.  However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement.  In addition, we have not patented our intellectual property nor have we submitted a patent application to the U.S. Patent and Trademark Office for our product. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

In addition, unauthorized parties may attempt to copy or otherwise obtain and use our services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. Advancements in technology have exacerbated the risk by making it easier to duplicate and disseminate intellectual property. In addition, as our business becomes more global in scope, we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws. If we are unable to procure, protect and enforce our intellectual property rights, we may not realize the full value of these assets, and our business may suffer. If we must litigate in the United States or elsewhere to enforce our intellectual property rights or determine the validity and scope of the proprietary rights of others, such litigation may be costly and divert the attention of our management.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

We may become subject to intellectual property litigation or infringement claims, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our current or future products.  If we choose or are forced to settle such claims, we may be required to pay for a license to certain rights, pay royalties on both a retrospective and prospective basis, and/or cease manufacturing and selling certain infringing products.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

We face competitors that will attempt to create, or are already creating, products that are similar to ours.  Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do.  These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers or adopt more aggressive pricing policies.  We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Our inability to extend the maturities of, or to refinance, our short-term debt could result in defaults, and in certain instances, foreclosures on our assets.

In connection with the Acquisition, we issued the Promissory Note to Peak in the amount of $700,000 with an annual interest rate of 3% per annum.  Equal payments of $350,000 (plus accrued interest) are due six months and one year from the closing of the Acquisition.  We cannot assure you that our business will generate sufficient cash flow from operations to repay this obligation. Failure to obtain extensions of the maturity dates of, or to refinance, this obligation or to obtain additional equity financing to meet this debt obligation would result in an event of default with respect to such obligation and could result in the foreclosure on the intellectual property purchased from Peak. The foreclosure on such collateral would have a material adverse effect on our business and operations.

Even if we are able to locate a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.

Any future capital investments could dilute or otherwise materially adversely affects the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock.  There is no assurance that any additional financing will be available, or if available, will be on terms favorable to us.

We have not developed independent corporate governance.

We do not presently have independent directors or audit, compensation, or nominating committees. This lack of independence and independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our shareholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to appoint a majority of independent directors and form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

We are dependent on third-party suppliers and manufacturers.

We rely on third parties to provide us with the raw materials for our product and to manufacture our products.  If our suppliers cannot provide us with the required raw materials in a timely fashion or our manufacturer is unable to produce sufficient quantities of our product, our business and revenues will be adversely affected.

The scientific support for our products is subject to uncertainty.

Our research, scientific knowledge and clinical testing supporting the benefits of our products is an essential element of our ability to legally market our products.  We believe that the findings and opinions of our Chief Medical Officer and our research are sound and that we have a reasonable basis to market the MYO-T12 product.  There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support.  A reduction in the credibility of our scientific support for the nutritional benefits of our products could have a material adverse effect on our operations and financial conditions.

We may be subject to uncertain and costly compliance with government regulations.

The manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our current and future products may be subject to regulation by one or more federal agencies.  The most active regulation has been administered by The Food and Drug Administration (the “FDA”) which regulates our products pursuant to the Federal Food, Drug and Cosmetic Act (the “FDCA”) and regulations promulgated thereunder. In addition, the Dietary Supplement and Health Education Act (DSHEA), which amended the FDCA, created a separate regulatory framework for the safety and labeling of dietary supplements. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter drugs and prescription drugs, medical devices and cosmetics.  In addition, the Federal Trade Commission (the “FTC”) has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of dietary supplements, over the counter drugs, cosmetics and foods.

Compliance with applicable FDA, FTC and any state or local statute is critical.  We believe that our current product is not subject to FDA or FTC oversight and that we are in compliance with applicable statutes. However, there can be no assurance that, should the FDA or FTC amend their guidelines or impose more stringent interpretations of current laws or regulations, we would be able to comply with these new guidelines.  We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future.  These regulations could, however, require the reformation of our coffee to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act (the “FTCA”), which prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce.  The FTCA provides that the dissemination or the causing to be disseminated of any false advertising pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice.  Under the FTC's Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Accordingly, we are required to have adequate substantiation of all material advertising claims made for our products.  Failure to adequately substantiate claims may be considered either deceptive or unfair practices.

We are unable to develop a naturally occurring mammalian follistatin-based myostatin inhibitor.

Pursuant to Peak’s settlement agreement with a third party, such third party retained all rights to develop a naturally occurring mammalian follistatin-based myostatin inhibitor in which the follistatin is extracted from a single mammalian species.  As a result, we are prohibited from developing a naturally occurring mammalian follistatin-based myostatin inhibitor, which may limit our ability to improve our current product or develop additional products. Our inability to develop a naturally occurring mammalian follistatin-based myostatin inhibitor could have an adverse effect on our operations.

We have limited recourse in the event there are any breaches of the representations, warranties and covenants under the Purchase Agreement.

The Purchase Agreement provides that in the event of a breach of a representation, warranty or covenant of Peak, our sole remedy for such breach is against Peak. Accordingly, our inability to recover against Peak for any breach under the Purchase Agreement could have a material adverse effect on our operations.

RISKS RELATED TO OUR COMMON STOCK

There is no active public trading market for our common stock.

There is currently no active public market for our common stock.  An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair a stockholder’s ability to sell such stockholder’s shares of common stock at the time the stockholder wishes to sell them or at a price that the stockholder considers reasonable. The lack of an active market may also reduce the market value and increase the volatility of our shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

Trading in our common stock over the last 12 months has been limited, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Shares of our common stock are traded on the OTC Bulletin Board under the symbol “MVNP”.  There has been no trading in our shares since December 23, 2010.  If limited trading in the common stock continues, it may be difficult for investors to sell such shares in the public market at any given time at prevailing prices.  Also, the sale of a large block of common stock could depress the market price of the common stock to a greater degree than a company that typically has a higher volume of trading of its securities.

An active and visible trading market for our common stock may not develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for our common stock may be limited; and

●	A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ Capital Market or the NYSE Amex.  The trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	conditions in neutraceutical markets;

●	changes in the economic performance or market valuations of other neutraceutical companies;

●	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	intellectual property or other litigation; and

●	general economic or political conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also intend to establish an incentive compensation plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially own as a group approximately 16.5% of our outstanding shares of common stock. As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Compliance with changing corporate governance regulations and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management has little experience with compliance with U.S. securities laws.  This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws.  Accordingly, we are required to include a management report on our internal controls over financial reporting in our annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Our management may conclude that our internal controls over our financial reporting are not effective. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with the other requirements of the Sarbanes-Oxley Act.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently and will be quoted for trading on the OTC Bulletin Board, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act.  Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their common stock at or above the price they paid for them.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 25,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Item 2.  Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Plan of Operation

We intend to be an e-commerce company focusing on the formulation, acquisition and distribution of nutritional, neutraceutical, physical performance enhancement and wellness product to retail customers via an innovative online platform. We will initially offer our core brand product, MYO-T12, a myostatin-inhibiting product.  We intend to provide a pathway for consumers to easily access the product through an easy to navigate website and targeted marketing campaigns.  Our operations will be supported by outside third party vendors, who will also provide the order processing controls, such as electronic data interface with our customers.  Our plan of action over the next twelve months is to continue our operations to market and distribute nutrition maximization and wellness products.

Liquidity and Capital Resources

As of February 25, 2011, we had $902,270 in cash and $5,564,270 in total assets (which includes $4,662,000 of intangible assets). We used cash of $450,000 as part of the acquisition of the MYO-T12 asset from Peak.  We received $1,430,000 from the Private Placement out of which we paid $75,000 in costs associated with the purchase of MYO-T12. We believe we have sufficient funds to operate our business for the next six months but we may need to raise additional capital from the issuance of our debt or equity instruments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditures incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the profit and loss account in the year in which it is incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value.  Estimated useful lives of our assets are as follows:

Office equipment	5 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the profit and loss account and is the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the assets and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, renewals and betterments are capitalized.

Long-lived assets

We apply the provisions of Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) No. 360, “Property, Plant and Equipment”. ASC 360 requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and other assets, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value.  Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets.  The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset.  If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value.  The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments.  The Company estimates fair value based on the information available in making the necessary estimates, judgments and projections.  There was no impairment of long-lived assets since our acquisition of the assets from Peak.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized.  If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company’s net income when those events occur.

Revenue recognition

The Company’s revenue policies are in compliance with the United States Accounting Guide.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Cost of sales

Cost of sales for our wellness product consists of manufacturing costs of our contract manufacturer, shipping, marketing, warehouse and distribution costs.

Selling, general and administrative costs

Selling, general and administrative costs including employee salaries, sales commissions, sales allotment fees rent for sub-leases/office space and advertising and marketing expenses.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, and notes payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Subsequent events

The Company has evaluated subsequent events that have occurred through February 25, 2011.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with SFAS 128, “Earnings Per Share”, which was subsequently codified within ASC 260, “Earning Per Share”.  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Recent accounting pronouncements

The Company does not believe that the adoption of any recently issued, but not yet effective, accounting standards will have a material effect on its financial position and results of operations.

Item 3.  Properties.

Our headquarters are located at 520 S. El Camino Real, 8th Floor, San Mateo, CA 94402. Our headquarters are located in the current office space of our Chief Executive Officer, who is providing the office space to us free of charge. We intend to search for additional office space for our operations.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

Pre-Acquisition

The following table sets forth information known to the Registrant regarding the beneficial ownership of the Registrant’s common stock as of February 24, 2011 (the date prior to the closing of the Acquisition and the Private Placement) by:

●
each person known by the Registrant to be the beneficial owner of more than 5% of the outstanding shares of the Registrant common stock based solely on Schedule 13D/13G filings with the Securities and Exchange Commission;

●	each of the Registrant’s officers and directors; and

●	all executive officers and directors of the Registrant, as a group.

 Unless otherwise indicated, the Registrant believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of February 24, 2011, there were 49,000,000 shares of Common Stock outstanding, prior to the issuance of shares in connection with the Acquisition and the Private Placement.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Georgette Mathers (1)	28,000,000	57.1%

Directors and officers as a group (1 person)	28,000,000	57.1%

(1) The business address is Atlas Therapeutics Corporation, 520 S. El Camino Real, 8th Floor, San Mateo, CA 94402.

Post-Acquisition

The following table sets forth information known to the Registrant regarding the beneficial ownership of the Registrant’s common stock as of February 25, 2011 (the closing date of the Acquisition and the Private Placement) by:

●
each person known by the Registrant at that date  to be the beneficial owner of more than 5% of the outstanding shares of the Registrant common stock based solely on Schedule 13D/13G filings with the Securities and Exchange Commission;

●	each of the Registrant’s officers and directors at such date; and

●	all executive officers and directors of the Registrant at such date, as a group.

 Unless otherwise indicated, the Registrant believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of February 25, 2011, there were 60,790,666 shares of Common Stock outstanding, after giving effect of the issuance of shares in connection with the Acquisition and the Private Placement.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class
J.B. Bernstein	3,000,000	4.9%
Carlon Colker, MD, FACN (2)	7,024,000	11.6%
Peak Wellness, Inc. (2)	7,024,000	11.6%
Hariri Family Ltd. Partnership (3)	8,300,000	13.7%
Ultra Pro Sports, LLC (4)	7,750,000	12.7%
North Winds Venture (5)	3,333,333	5.5%
Georgette Mathers (6)	0	-

Directors and officers as a group (3 persons)	10,024,000	16.5%

(1) Unless otherwise indicated, the business address of each of the individuals is c/o Atlas Therapeutics Corporation, 520 S. El Camino Real, 8th Floor, San Mateo, CA 94402.

(2) Represents shares held by Peak Wellness, Inc., a corporation wholly-owned by Carlon Colker, MD, FACN. Dr.  Colker has sole voting and investment control over these securities.

(3) Robert Hariri, MD, PhD, and Margaret Hariri have voting and investment control over these securities.

(4) Janine Divenuto has sole voting and investment control over these securities.

(5) Ron Hariri has sole voting and investment control over these securities.

(6) In connection with the Acquisition, Ms. Mathers transferred all of her shares of common stock to various individuals, including certain of the persons set forth on this table.

Change in Control

Reference is made to Item 5.01 for a description of the change in control of the Registrant as a result of the transactions disclosed herein.

Item 5.  Directors and Executive Officers.

In connection with the execution of the Purchase Agreement, the Registrant caused the appointment and election of J.B. Bernstein to the Registrant’s Board of Directors. Any additional appointments to the Board of Directors will become effective ten days following the filing and mailing of a Schedule 14F-1 to the Registrant’s stockholders of record. The following table sets forth information regarding our current executive officers and directors:

Name	Age	Position
J.B. Bernstein	43	Chief Executive Officer, President, Secretary, Treasurer and Director
Carlon Colker, M.D., FACN	45	Chief Medical Officer, Executive Vice President
Georgette Mathers	57	Director

The Registrant’s officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

J.B. Bernstein joined us as Chief Executive Officer, President, Secretary, Treasurer and Director in February 2011. As a 21-year veteran of the sports industry, Mr. Bernstein is widely respected for his expertise in sports marketing and licensing. As the CMO of Seven Figures Management, a sports marketing and athlete representation firm, Mr. Bernstein is in charge of all day-to-day operations including overseeing all existing sponsorships, negotiating new sponsorships, handling marketing and licensing for all clients, maintaining client relations, and developing new business. With a particular focus on baseball and football, Mr. Bernstein has represented such legends as Barry Bonds, Barry Sanders, Emmitt Smith and Curtis Martin. From 1990 to 1994, Mr. Bernstein was the director of business development for The Upper Deck Company. Since 1994, he has been president and owner of Pro Access, a sports marketing and promotion company. Since 2007, Mr. Bernstein has been also been Chief Marketing Officer and Managing Director of Seven Figures Management LLC, a sports marketing and promotion company.  Mr. Bernstein received his master's degree from in 1987 from The London School of Economics and his bachelor's degree in political economics in 1986 from the University of Massachusetts Amherst. He has achieved a Ph.D. in physics in 2006 from the University of Southern California and is currently pursuing his second Ph.D. a related field.

Carlon M. Colker, M.D., FACN joined us as Chief Medical Officer and Executive Vice President in February 2011. Since 1996, he has headed Peak Wellness, Inc. of Greenwich, Connecticut, which sold us the MYO-T12 intellectual property pursuant to the Purchase Agreement. His practice specialties include internal medicine, sports medicine, and sports nutrition. Dr. Colker is an attending physician at Beth Israel Medical Center in New York City and in Greenwich Hospital in Connecticut. As a special care physician, Dr. Colker has taken care of the most critically-ill patients in the intensive care unit at both St. Joseph Medical Center and Stamford Hospital in Connecticut. In addition to his practice, Dr. Colker is also one of the premier published researchers in the field of integrative care and a Fellow of the American College of Nutrition. He is widely regarded as one of the world’s foremost experts on wellness, physical performance, athletic enhancement, and performance nutrition. Having been a part of the health and fitness industry for over 20 years, in the late 1980s he helped design and build the first wellness program on the East Coast. Dr. Colker is an internationally recognized consultant on health and fitness and has worked with governments, large health systems, and private companies, as well as with numerous Olympic and professional athletes and celebrities. Dr. Colker’s expertise is utilized at the highest level by sports teams and world class athletes and from around the globe. Offering his expert opinion and advice, he has appeared on such shows as ESPN’s Outside the Lines, NBC’s Health Segment, Court TV, and ABC World News Tonight. Dr. Colker received his BA from Manhattanville College and his MD from Sackler School of Medicine in May 1993.

Georgette Mathers has been a member of Board of Directors since January 2009. From January 2009 until the closing of the Acquisition, she served as of our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary.  Ms. Mathers is a corporate paralegal and has worked in the legal profession for over 20 years.  Since 2006, Ms. Mathers has served as a corporate administrator for the law offices of Rowland W. Day II, our former legal counsel.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. If we are successful in listing our common stock on the NYSE Amex or the Nasdaq Capital Market, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Exchange Act.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics in a Current Report on Form 8-K. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Item 6.  Executive Compensation.

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to the Registrant for the fiscal years indicated, by its named executive officers.

SUMMARY COMPENSATION TABLE
Name and Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Georgette Mathers, Former Chief Executive Officer and Chief Financial Officer	2008 2009 2010	- - -	- - -	- - -	- - -	- - -	- - -	- - -

Chong Kim, Former Chief Executive Officer	2008	-	-	-	-	-	-	-

Employment Agreements

J.B. Bernstein

On February 25, 2011, concurrent with the closing of the Acquisition, the Registrant entered into an employment agreement with J.B. Bernstein, pursuant to which Mr. Bernstein will serve as Chief Executive Officer of the Registrant.

Pursuant to Mr. Bernstein’s employment agreement, the term of employment with the Registrant is for four years, commencing on February 25, 2011.  The agreement provides that Mr. Bernstein will work on a full-time basis and will receive a one-time signing bonus of $20,000 plus an annual base salary of $120,000.  For the term of the employment agreement, Mr. Bernstein shall be entitled to receive an annual cash bonus of up to 50% of his base salary depending on the Registrant’s achievement of certain milestones.  The agreement shall automatically renew for successive one- year periods at a base salary of $120,000, unless a notice of non-renewal is provided by either party within 90 days prior to the expiration date.  In connection with the Acquisition, Ms. Mathers, our former Chief Executive Officer, transferred 3,000,000 shares to Mr. Bernstein upon commencement of his employment.

Upon the adoption of a stock option plan, the Registrant will grant Mr. Bernstein an option to purchase shares of common stock of the Registrant consistent with the option awards granted to similarly situated executives, as determined by the Registrant’s board of directors after consultations with Mr. Bernstein. The option vests in annual equal installments over the term of the employment agreement.

Mr. Bernstein is entitled to receive twelve months’ base salary in the event his employment with the Registrant is terminated other than by death or for cause by the Registrant.  In the event Mr. Bernstein’s employment is terminated for cause (as defined in the employment agreement), he shall be entitled to receive only the base salary owed to him as of the date of termination.

Mr. Bernstein’s employment agreement contains customary non-competition and non-solicitation provisions that extend to twelve months after termination of Mr. Bernstein’s employment with the Registrant. Mr. Bernstein also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.
Mr. Bernstein shall be entitled to participate in such employee benefit plans and insurance offered by the Registrant to similarly situated employees of the Registrant subject to eligibility requirements, restrictions and limitations of any such plans.

Carlon Colker MD, FACN

On February 25, 2011, concurrent with the closing of the Acquisition, the Registrant entered into an employment agreement with Carlon Colker, MD, FACN, pursuant to which Dr. Colker will serve as Chief Medical Officer and Executive Vice President of the Registrant.

Pursuant to Dr. Colker’s employment agreement, the term of employment with the Registrant is for three years, commencing on February 25, 2011.   The agreement provides that Dr. Colker will work on a part-time basis and will receive an annual base salary of $60,000.  For the term of the employment agreement, Dr. Colker shall be entitled to receive an annual cash bonus of up to 50% of his base salary depending on the Registrant’s achievement of certain milestones.  The agreement shall automatically renew for successive one-year periods at a base salary of $150,000, unless a notice of non-renewal is provided by either party within 90 days prior to the expiration date. Pursuant to the terms of his employment agreement, Dr. Colker will continue to maintain a separate medical practice and other activities relating to Peak and those activities will take precedence over his obligations to the Registrant.

Upon the adoption of a stock option plan, the Registrant will grant Dr. Colker an option to purchase shares of common stock of the Registrant consistent with the option awards granted to similarly situated executives, as determined by the Registrant’s board of directors after consultations with Dr. Colker. The option vests in annual equal installments over the term of the employment agreement.

Dr. Colker is entitled to receive twelve months’ base salary in the event his employment with the Registrant is terminated other than by death or for cause by the Registrant.  In the event Dr. Colker’s employment is terminated for cause (as defined in the employment agreement), he shall be entitled to receive only the base salary owed to him as of the date of termination.

Dr. Colker’s employment agreement contains customary non-competition and non-solicitation provisions that extend to termination of Dr. Colker’s employment with the Registrant.  Dr. Colker will not be subject to any non-competition and non-solicitation provisions subsequent to the termination of his employment with the Registrant. Dr. Colker also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

Dr. Colker shall be entitled to participate in such employee benefit plans and insurance offered by the Registrant to similarly situated employees of the Registrant subject to eligibility requirements, restrictions and limitations of any such plans.

Director Compensation

We do not currently pay our directors any cash fees.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

Our headquarters are located in the current office space of our Chief Executive Officer, who is providing the office space to us free of charge.

Reference is also made to Item 2.01 for a description of the Acquisition and Item 3.02 for a description of the Private Placement.

Item 8.  Legal Proceedings.

We have no material proceedings pending nor are we aware of any pending investigation or threatened litigation by any third party.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock.  While quotations for our common stock are quoted in the OTC Bulletin Board under the symbol “MVNP,” there have been no trades in our common stock since December 23, 2010. We have granted piggyback registration rights to the holders of the common stock and warrants issued to investors in the Private Placement.

Record Holders

As of the date of this Current Report, there are approximately 40 shareholders of record holding a total of 60,790,666 shares of common stock.

Dividends

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, with an address at 100 Second Avenue South, Suite 705S, St. Petersburg, Florida, 33701. Island Stock Transfer’s telephone number is 727-289-0010.

Equity Compensation Plan Information

The Registrant did not maintain an equity compensation plan for the fiscal year ended December 31, 2010.

Item 10.  Recent Sales of Unregistered Securities.

Reference is made to Item 2.01 and Item 3.02 for a description of recent sales of the Registrant’s unregistered securities in connection with the Acquisition and the Private Placement.

Item 11.  Description of Registrant’s Securities to be Registered.

The Registrant’s Common Stock was registered under the Exchange Act pursuant to a Form 8-A (File Number 000-53298) that was filed on July 1, 2008.

General

The Registrant’s authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.  As of the date hereof, 49,000,000 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as the Registrant’s board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Registrant’s board of directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Registrant’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Registrant.  The Registrant has no current intention to issue a class or series of preferred stock.

Warrants

Pursuant to the Private Placement, we issued warrants to purchase 4,766,666 of the Registrant’s common stock. Each warrant is exercisable at $0.60 per share and is redeemable by the Registrant in the event the Registrant’s common stock exceeds $3.00 for twenty of thirty trading days. The expiration date of the warrants is February 25, 2014. The warrants are subject to standard anti-dilution protections and piggy-back registration rights.

Item 12.  Indemnification of Officers and Directors.

The current bylaws of the Registrant provides that the Registrant shall indemnify any director, officer, employee or agent of the Registrant, or any person serving in any such capacity of any other entity or enterprise at the request of the Registrant, against any and all legal expenses (including attorneys' fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the Registrant.

The Registrant is permitted by the Bylaws to purchase and maintain insurance for any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant in any capacity against any liability asserted.

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes (NRS) provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 of the Nevada Revised Statutes further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of Section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data.

See Item 9.01 of this Form 8-K for the financial statements required hereunder.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02  Unregistered Sale of Equity Securities

In connection with the Acquisition, the Registrant issued an aggregate of 4,766,666 shares of common stock and warrants to purchase 4,766,666 shares of common stock to certain investors on February 25, 2011 (the “Private Placement”). Each warrant had a three-year term and is exercisable at $0.60 per share and are redeemable by the Registrant in the event the Registrant’s common stock exceeds $3.00 for twenty of thirty trading days. The warrants are subject to standard anti-dilution protections. The Registrant granted the investors in the Private Placement piggy-back registration rights for the securities issued in the Private Placement. The Registrant received gross proceeds of approximately $1.4 million in the Private Placement.

The securities issued in the Private Placement were not registered under the Securities Act.  These securities qualified for exemption under Rule 506 promulgated under Section 4(2) of the Securities Act since the issuance by the Registrant did not involve a “public offering” and each offeree was an “accredited investor.”

Item 5.01  Changes in Control of Registrant

On the Closing Date, the Registrant consummated the transactions contemplated by the Purchase Agreement, pursuant to which a wholly-owned subsidiary of the Registrant purchased intellectual property pertaining to MYO-T12, a natural-myostatin inhibitor, from Peak (the “Acquisition”). Simultaneous with the closing of with the Acquisition, the Registrant issued an aggregate of 4,766,666 shares of common stock and warrants to purchase 4,766,666 shares of common stock to certain investors. In addition, new officers and a new director were appointed to serve the Registrant. Reference is made to Item 2.01 and Item 3.02 of this Current Report on Form 8-K for a more extensive description of these transactions.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Resignation of Directors and Officers

On February 25, 2011, in connection with the closing of the Acquisition, Georgette Mathers resigned as CEO, CFO, President, Secretary, and Treasurer of the Registrant.  Upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Ms. Mathers will resign as a director of the Registrant.  There was no disagreement between Ms. Mathers and the Registrant.

(b)  Appointment of Directors and Officers

Simultaneously with the Closing, the following individuals were appointed executive officers and director of the Registrant as follows:

Name	Position Held
J.B. Bernstein	Chief Executive Officer and Director
Carlon Colker	Chief Medical Officer and Executive Vice President

The appointment of additional directors shall be effective ten days following the filing of a Schedule 14F-1 to the stockholders of the Registrant.

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors of the Registrant and the employment agreements entered into between the executive officers and the Registrant.

Item 5.06  Change in Shell Company Status.

As the result of the consummation of the Acquisition pursuant to the Purchase Agreement, the Registrant is no longer a shell company. The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements.

The following table sets forth our balance sheet as of (i) September 30, 2010 and (ii) on a pro forma basis after giving effect to the Acquisition and the Private Placement as of such date.

Atlas Therapeutics Corporation
(a development stage company)
UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
February 25, 2011

	Balances at
	September 30,	Pro Forma		Pro Forma
	2010	Adjustments		Balances
ASSETS
Current assets
Cash and cash equivalents	$14	(450,000)	(a)	$902,270
		(75,000)	(g)
		1,427,256	(e)
Total current assets	14	902,256		902,270

Intangible Assets	-	450,000	(a)	4,662,000
		700,000	(b)
		3,512,000	(c)

Total assets	$14	$5,564,256		$5,564,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	12,986	3,000	(f)	$15,986
Accounts payable to related party	32,511	-		32,511
Note payable to Peak Wellness, Inc. bearing interest at 3%	-	700,000	(b)	700,000
Note payable	7,500	-		7,500
Total current liabilities	52,997	703,000		755,997

Derivative liability for private placement warrants	-	1,401,400	(i)	1,401,400

Total liabilities	52,997	2,104,400		2,157,397

Stockholders' (deficit) equity
Preferred stock, $.001 par value; 25,000,000 shares authorized; no shares issued and outstanding	-	-		-

Common stock, $.001 par value, 300,000,000 shares authorized; 49,000,000 shares issued and outstanding at September 30, 2010, 60,790,666 shares issued and outstanding on a pro forma basis after closing of private placement and completion of transaction with Peak	49,000	7,024	(c)	60,791
		4,758	(e)
		9	(d)

Additional paid-in capital	31,000	3,504,976	(c)	5,057,065
		1,425,233	(e)
		(25,000)	(d)
		22,256	(d)
		1,500,000	(h)
		(1,401,400)	(i)

Deficit accumulated during development stage	(132,983)	(3,000)	(f)	(1,710,983)
		(75,000)	(g)
		(1,500,000)	(h)

Total stockholders' (deficit) equity	(52,983)	3,459,856		3,406,873

Total liabilities and stockholders' equity	$14	$5,564,256		$5,564,270

Pro Forma Financial Statement Adjustments

The preliminary adjustments to record the acquisition of MYO-T12 are as follows:

(a)	Cash portion $(450,000) of purchase price paid to the seller, Peak Wellness, Inc. ("Peak").

(b)
Issuance of a promissory note to Peak in connection with the purchase of MYO-T12, with a face amount of $700,000 payable in two equal installments of $350,000 plus interest at the rate of 3%. This first installment is due 180 days after the closing and the second installment is due on the first anniversary of the closing.

(c)
Issuance of 7,024,000 shares of Common Stock to Peak as part of the purchase price of MYO-T12, representing 12% of the fully diluted voting Common Stock of the Company, recorded at the most recent trading price of $0.50 per share for a total amount of $3,512,000.

(d)
Represents funds received from a stockholder and used as advance of legal fees of $25,000 in connection with the private placement of common stock, $2,744 of which is allocated to the purchase of 9,146 shares of stock in the private placement.

(e)	Closing of private placement of 4,766,666 shares of common stock for gross proceeds of $1,430,000 (including $2,744 allocated from funds received in Note (d) and release of $1,427,256 from escrow).

(f)	Accrual of consulting fees in connection with the acquisition of MYO-T12.

(g)	Legal fees of $75,000 incurred in connection with the acquisition of MYO-T12 that were paid at closing.

(h)
Issuance of 3,000,000 shares of the Company's common stock by a stockholder directly to the CEO in connection with the CEO's employment agreement granting him those shares with immediate vesting and no risk of forfieture, recorded at the most recent trading price of $0.50 per share for a total amount of $1,500,000.

(i)	Liability recorded for the value of 4,766,666 warrants issued in the private placement at a per warrant value of $0.294.

(b)	Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (2)
3.3	Certificate of Amendment to Articles of Incorporation (3)
4.1	Form of Warrant *
10.1	Intellectual Property Purchase Agreement, dated February 25, 2011, by and among the Registrant, Atlas Acquisition Corp. and Peak Wellness, Inc.*
10.2	Secured Promissory Note, dated February 25, 2011, by and among the Registrant and Peak Wellness, Inc. *
10.3	Security Agreement, dated February 25, 2011, by and among the Registrant and Peak Wellness, Inc. *
10.4	Employment Agreement, dated February 25, 2011, by and among the Registrant and J.B. Bernstein *
10.5	Employment Agreement, dated February 25, 2011, by and among the Registrant and Carlon Colker, MD, FACN *
10.6	Intellectual Property Assignment Agreement, dated February 25, 2011, by and among Atlas Acquisition Corp. and Peak Wellness, Inc.*

*           Filed herewith

(1)	Incorporated by reference to Exhibit 3(a) to the Registrant’s Registration Statement on Form SB-2 (File Number 333-144082), filed on June 27, 2007.
(2)	Incorporated by reference to Exhibit 3(b) to the Registrant’s Registration Statement on Form SB-2 (File Number 333-144082), filed on June 27, 2007.
(3)	Incorporated by reference to Exhibit 3 to the Registrant’s Information Statement on Schedule 14C, filed on June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS THERAPEUTICS CORPORATION

Dated: March 3, 2011	By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Chief Executive Officer